For the period ended 12/31/03                                      Series 9, 17
File No. 811-2429

Sub-Item 77Q1(e):  Exhibits
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The Fund's Board of Directors at a meeting held on September 24, 2003 approved a
sub-advisory agreement  between  USAA  INVESTMENT   MANAGEMENT  COMPANY  and
NORTHERN  TRUST INVESTMENTS, N.A.  The following is the approved agreement.



              AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT

     AGREEMENT made as of the 1st day of May, 2003 (the Effective Date), and amended and restated as of the 1st day of October, 2003, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and NORTHERN TRUST INVESTMENTS, N.A., a national association organized under the laws of the United States and having its principal place of business in Chicago, Illinois ("NTI").

     WHEREAS, IMCO serves as the investment adviser to USAA Mutual Fund, Inc., a corporation organized under the laws of the state of Maryland (the Company) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

     WHEREAS,   under  its  Investment   Advisory  Agreement  with  the  Company
(Investment Advisory Agreement), IMCO is authorized to appoint subadvisers for series of the Company (each a Fund, or collectively Funds); and

     WHEREAS, IMCO wishes to retain NTI to render investment advisory services to such series (or portions thereof) of the Company as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

     WHEREAS, NTI is willing to provide such services to the Fund Accounts and IMCO upon the terms and conditions and for the compensation set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF NTI. IMCO hereby appoints NTI to act as an investment subadviser for each Fund Account in accordance with the terms and conditions of this Agreement. NTI will be an independent contractor and will have no authority to act for or represent the Company or IMCO in any way or otherwise be deemed an agent of the Company or IMCO except as expressly authorized in this Agreement or another writing by the Company, IMCO and NTI. NTI accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.   DUTIES OF NTI.

     (a) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Company's Board of Directors (the Board), NTI, at its own expense, shall have full discretion to manage, supervise and direct the investment and reinvestment of Fund Accounts allocated to it by IMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time. NTI shall perform its duties described herein in a manner consistent with the investment objective, policies and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should NTI anticipate materially modifying its investment process, it must provide written notice in advance to IMCO, and any affected Prospectus and SAI should be amended accordingly.

     For each Fund set forth on Schedule A to this Agreement, NTI shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by IMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

     With respect to the management of each Fund Account pursuant to this Agreement, NTI shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent NTI wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets for longer than two consecutive business days, NTI must request in writing and receive advance permission from IMCO.

     In accordance with Subsection (b) of this Section 2, NTI shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

     In the performance of its duties, NTI will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Prospectus and Statement of Additional Information of each Fund, (iv) the Company's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code), including Section 817(h), as from time to time in effect, and (vi) the written instructions of IMCO. NTI shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. IMCO shall be responsible for providing NTI with the Company's Articles of Incorporation, as amended and supplemented, the Company's Bylaws and amendments thereto and current copies of the materials specified in Subsections
(a)(iii) and (iv) of this Section 2. IMCO shall provide NTI with prior written notice of any material change to the Company's Registration Statement under the Securities Act of 1933 and the 1940 Act that would affect NTI's management of a Fund Account.

     (b) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, NTI will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, NTI shall use its best efforts to obtain for the Fund Accounts the best overall terms available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best terms available, NTI, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

     Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange
Act), NTI shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to NTI an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if NTI determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or NTI's overall responsibilities with respect to the Fund and to other clients of NTI as to which NTI exercises investment discretion. The Board or IMCO may direct NTI to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Company is required to pay or for which the Company is required to arrange payment.

     On occasions when NTI deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of NTI, NTI, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by NTI in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

     NTI may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Company as may be in effect from time to time, NTI may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

     Subject to applicable legal and regulatory requirements, including the terms of any applicable exemptive relief granted by the Securities and Exchange Commission, NTI may, unless instructed otherwise by the Board or IMCO, (i) invest cash balances in shares of money market funds advised by NTI and (ii) purchase securities issued by an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of NTI if such securities are included in the index that a Fund's performance seeks to match.

     NTI will advise the Funds' custodian or such depository or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. NTI shall not have possession or custody of any Fund's investments. The Company shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon NTI giving proper instructions to the custodian, NTI shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

     Notwithstanding the foregoing, NTI agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transactions on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. NTI shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of IMCO to do so is obtained. In addition, NTI agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of NTI, except as permitted under the 1940 Act. IMCO agrees that it will provide NTI with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with IMCO or NTI that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

     (c) EXPENSES. NTI, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of NTI's duties under this Agreement. In addition, NTI shall reimburse the S&P 500 Index Fund for all license fees paid by the S&P 500 Index Fund to Standard & Poor's in amounts not exceeding the annual rate of 0.001% of the average daily net assets of such Fund. However, NTI shall not be obligated to pay any expenses of IMCO, the Company or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

     (d) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available will be valued on each day the New York Stock Exchange is open for business. For those securities held in Fund Accounts subadvised by NTI for which market quotes are not readily available, NTI, at its expense and in accordance with procedures and methods established by the Board, which may be amended from time to time, will provide such assistance to IMCO in determining the fair value of such securities as IMCO may reasonably request, including providing market price information relating to these assets of the Fund. NTI shall also provide reasonable assistance to IMCO in monitoring for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify IMCO promptly in the event NTI determines that a significant event has occurred.

     (e) REPORTS AND AVAILABILITY OF PERSONNEL. NTI, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may reasonably request with respect to matters relating to the duties of NTI set forth herein. NTI, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to NTI's duties hereunder.

     (f) COMPLIANCE MATTERS. NTI, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. NTI also shall cooperate with and provide reasonable assistance to IMCO, the Company's administrator, the Company's custodian and foreign custodians, the Company's transfer agent and pricing agents and all other agents and representatives of the Company and IMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Company and IMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

     (g) BOOKS AND RECORDS. NTI will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, NTI agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and
(iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection
(ii) above, NTI may maintain copies of such records to comply with its recordkeeping obligations.

     (h) PROXIES. NTI will, unless and until otherwise directed by IMCO or the Board, vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with NTI's proxy voting guidelines, as amended from time to time, which shall be provided to IMCO.

3. ADVISORY FEE. IMCO shall pay to NTI as compensation for NTI's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO (and not the Funds) shall pay such fees. If NTI shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

4.   REPRESENTATIONS AND WARRANTIES.

     (a) NTI. NTI represents and warrants to IMCO that (i) the retention of NTI by IMCO as contemplated by this Agreement is authorized by NTI's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which NTI or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of NTI and when executed and delivered by NTI will be a legal, valid and binding obligation of NTI, enforceable against NTI in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) NTI is registered as an investment adviser under the Advisers Act; (v) NTI has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and instituted implementation procedures and that NTI and certain of its employees, officers, partners, and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and shall cause its employees, officers, partners, and directors to furnish to IMCO all reports and information required to be provided under Rule 17j-1(c)(2) with respect to persons who are "Access Persons" (as defined in Rule 17j-1(a)(1)) with respect to a Fund Account; (vi) NTI is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) NTI will promptly notify IMCO of the occurrence of any event that would disqualify NTI from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) NTI has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to IMCO at least annually; (ix) NTI will notify IMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of NTI, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of NTI, in each case prior to or promptly after, such change; and (x) NTI has adequate disaster recovery and interruption prevention measures reasonably designed to ensure business resumption in accordance with applicable law and within industry standards.

     (b) IMCO. IMCO represents and warrants to NTI that (i) the retention of NTI by IMCO as contemplated by this Agreement is authorized by the respective governing documents of the Company and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Company or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise;
(iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Company and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Company and IMCO, enforceable against the Company and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law);
(iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and instituted implementation procedures and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; and (vii) IMCO will promptly notify NTI of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.   LIABILITY AND INDEMNIFICATION.

     (a) NTI. NTI shall indemnify and hold harmless the Company, a Fund, IMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act))(collectively, IMCO Indemnitees) for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) (collectively, Losses) to which the IMCO Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard of NTI in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to NTI which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to IMCO or the Company by NTI Indemnitees (as defined below) for use therein.

     (b) IMCO. IMCO shall indemnify and hold harmless NTI, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act)(collectively, NTI Indemnitees) for any and all Losses to which the NTI Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by IMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to IMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing by NTI Indemnitees to IMCO or the Company.

     (c) Notwithstanding anything contained herein to the contrary, the NTI Indemnitees shall not be liable to any IMCO Indemnitees for any Losses resulting from NTI's acts or omissions as subadviser to a Fund Account except to the extent such Losses result from a breach of contract or the negligence, willful misconduct, bad faith or reckless disregard by the NTI Indemnitees.

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to a Fund upon its initial execution with respect to a Fund; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

     (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Company, IMCO, or NTI (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' nor less than 10 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and NTI.

     (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after May 1, 2003, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, NTI may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

     (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to NTI. NTI may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by giving not less than 60 days' written notice to IMCO.

     (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

     (e) Any notice of termination served on NTI by IMCO shall be without prejudice to the obligation of NTI to complete transactions already initiated or acted upon with respect to a Fund.

     Upon termination of this Agreement, the duties of IMCO delegated to NTI under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Company, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. The services of NTI to IMCO in connection with the Funds hereunder are not to be deemed exclusive, and NTI shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by NTI to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of NTI to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to NTI, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10.  ADDITIONAL AGREEMENTS.

     (a) ACCESS TO INFORMATION. NTI shall, upon reasonable notice, afford IMCO at all reasonable times access to NTI's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate NTI to provide IMCO with access to the books and records of NTI relating to any other accounts other than the Funds or where such access is prohibited by law.

     (b) CONFIDENTIALITY. NTI, and its officers, employees and authorized representatives, shall treat confidentially and as proprietary information of the Company all records and information relative to the Company and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where NTI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     (c) PRIVACY POLICY. NTI acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from IMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of IMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

     (d) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. During the term of this Agreement, IMCO agrees to furnish to NTI at its principal office all Prospectuses, Statements of Additional Information, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to sales personnel, share-holders of the Company or the public, which refer to NTI or its clients in any way, prior to use thereof and not to use such material if NTI reasonably objects in writing two business days (or such other time as may be mutually agreed upon) after receipt thereof. Advance review shall not be required from NTI with respect to 1) sales literature in which NTI is only referenced in a listing of subadvisers to USAA funds; and 2) other materials as agreed upon mutually by IMCO and NTI. Sales literature may be furnished to NTI hereunder by first-class or overnight mail, electronic or facsimile transmission, or hand delivery.

     (e) NOTIFICATIONS. NTI agrees that it will promptly notify IMCO in the event that NTI or any of its affiliates is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.

     (f) INSURANCE. NTI agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of NTI's business activities.

     (g) SHAREHOLDER MEETING AND OTHER EXPENSES. In the event that the Company shall be required to call a meeting of shareholders, send an information statement to shareholders, or send a prospectus supplement to shareholders solely due to actions involving NTI, including, without limitation, a change of control of NTI, NTI shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement and attributable to such change in control.

11.  MISCELLANEOUS.

     (a) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

IMCO:                      USAA/Corporate Procurement
                           9800 Fredericksburg Road
                           San Antonio, Texas 78288
                           Attention: Director, Company/Staff Agency Contracting

With a copy to:            USAA Investment Management Company
                           9800 Fredericksburg Road, AO3W
                           San Antonio, Texas 78288
                           Facsimile No.: (210) 498-6561
                           Attention: Securities Counsel

NTI:                       Northern Trust Investments, N.A.
                           50 South LaSalle Street
                           Chicago, Illinois 60675
                           Facsimile No.: (312) 557-1478
                           Attention: James A. Aitcheson, Vice President

     (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     (c) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

     (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) HEADINGS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (f) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

     IN WITNESS WHEREOF, IMCO and NTI have caused this Agreement to be executed as of the date first set forth above.


Attest:                                     USAA INVESTMENT MANAGEMENT
                                            COMPANY


By:  /s/ Mark S. Howard                    By:   /s/ Christopher W. Claus
    ---------------------------                  ---------------------------
Name:    Mark S. Howard                     Name:    Christopher W. Claus
Title:   Secretary                          Title:   President



                                            By:    /s/ David H. Garrison
                                                  ----------------------------
                                            Name:    David H. Garrison
                                            Title:   Authorized Signatory


Attest:                                     NORTHERN TRUST INVESTMENTS, N.A.


By: /s/ Michael G. Phillips                 By:   /s/ James A. Aitcheson
     --------------------------                  -----------------------------
Name: Michael G. Phillips                   Name: James A. Aitcheson
Title: Attorney                             Title: Vice President

                                   SCHEDULE A

S&P 500 Index Fund

Nasdaq-100 Index Fund

                                   SCHEDULE B



                                      FEES


                                     Rate per annum of the average daily net
Fund Account                             assets of the Fund Account

S&P 500 Index Fund                   0.02% on the first $1.5 billion of assets
                                     0.01% on assets over $1.5 billion and up to $3 billion
                                     0.005% on assets over $3 billion

Nasdaq-100 Index Fund*               0.06% on the first $100 million of assets
                                     0.04% on assets over $100 million and up to $250 million
                                     0.03% on assets over $250 million


* The annual fee paid to NTI for managing the Nasdaq-100 Index Fund shall be the greater of $50,000 (the Minimum Annual Fee) or the fee computed at the rates listed above (the Asset-Based Fee). If on the last day of an annual period (September 30 of each year), the Asset-Based Fee is less than the Minimum Annual Fee, IMCO shall pay, within 15 days after the end of such annual period, NTI the difference between the Minimum Annual Fee and the Asset-Based Fee. For the annual period ended September 30, 2004, NTI agrees to waive the Minimum Annual Fee.